EXHIBIT 1





                   APPLICATION FOR CERTIFICATE OF REGISTRATION
                           AND ARTICLES OF CONTINUANCE


Wyoming Secretary of State                            Phone (307) 777-7311/7312
Corporations Division                                        Fax (307) 777-5339
The State Capitol Building                     E-mail: corporations@state.wy.us
Cheyenne, WY 82002-0020

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     Pursuant to W.S.  17-16-1710 of the Wyoming  Business  Corporation Act, the
undersigned hereby submits the following Articles of Continuance:

1.  The name of the corporation is:           Olympic Resources Ltd.
2.  It is incorporated under the laws of      British Columbia
3.  (a) The date of its incorporation is:     May 23, 1986
    (b) The period of its duration is:        Perpetual
4.  The address of its principal office of the corporation is:
          525 - 999 West Hastings
          Vancouver, BC, Canada, V6C 2W2

5.  The mailing address where correspondence and annual reports can be sent:
          525 - 999 West Hastings
          Vancouver, BC, Canada, V6C 2W2

6. The physical address of its proposed registered office in Wyoming and the name of its registered agent at that address is:
          c/o CT Corporation System, 1720 Carey Avenue, Suite 200, Cheyenne, Wyoming, 82001
          CT Corporation System
(The agent must be an individual who resides in this state, a domestic corporation or a not-for-profit domestic corporation or a foreign corporation or not-for-profit foreign corporation authorized to transact business in this state.)

7. The purpose or purposes of the corporation which it proposes to pursue in the transaction of business in this state:
          Oil and Gas Exploration

8.  The names and respective addresses of its officers and directors are:


Office             Name                   Address
------             ---------              -------

President          Daryl Pollock          2927 Tower Hill, West Vancouver, BC
                                          V7V 4W6

Vice President     N/A

Secretary          Bev Funston            239 - 989 Lytton Street, North
                                          Vancouver, BC V7H2A6

Treasurer          Patrick Forseille      1806 - 1424 Nelson Street, Vancouver,
                                          BC V6G 1L9

Director           John Pierce            13556 - 18th Avenue, Surrey, BC
                                          V4A 1W3

Director           Kenneth Friedman       26 Willow Lane, Black Hawk, Colorado,
                                          U.S.A. 80403

Director           Peter Jensen           4656 Hoskins Road, North Vancouver,
                                          BC V7K 2R1

Director           Mike Lathigee          244 - 2906 West Broadway, Vancouver,
                                          BC V6K 1G8


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9.  The aggregate number of shares or other ownership units which it has the authority to issue, itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

    Number of Shares          Class           Series       Par Value per Share
      100,000,000             Common           N/A               Without

10. The aggregate number of issued shares or other ownership units itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

    Number of Shares          Class           Series       Par Value per Share
      15,069,378              Common           N/A               Without

11. The corporation accepts the Constitution of this state in compliance with the requirements of Article 10, Section 5 of the Wyoming Constitution.

12. The corporation hereby incorporates by reference the Articles of Comtron Enterprises Inc., filed on November 20, 1989 with Registrar of Companies for British Columbia, by amendment to such Articles, now known as Olympic Resources Ltd., which is attached hereto, as its Articles of Incorporation in the State of Wyoming.


Date: January 6, 2003                     Signed: "Daryl Pollock"
                                          Title:  President and CEO

State of British Columbia
County of Canada


     I, Michael Shannon , Notary Public, do hereby certify that on this 6th day of January, 2003, personally appeared before me Daryl Pollock, who, being by me first duly sworn, declared that he/she signed the foregoing document as President of the corporation, and that the statements therein are true.

     In witness whereof, I have hereunto set my hand and seal this 6th day of January, 2003.

(Notarial Seal)
                                                "Michael Shannon"
                                         -------------------------------
                                                 Notary Public


My commission expires:  N/A